SUPPLEMENTAL OPERATING & FINANCIAL DATA Q4 2021 An S&P 500 company S&P 500 Dividend Aristocrats® index member Exhibit 99.2

Q4 2021 Supplemental Operating & Financial Data 2 Table of Contents Corporate Overview 3 Rent Collections Update 4 Rental Revenue Reserves and Reserve Reversals 5 Financial Summary Consolidated Statements of Income 6 Funds From Operations (FFO) and Normalized Funds From Operations (Normalized FFO) 7 Adjusted Funds From Operations (AFFO) 8 Consolidated Balance Sheets 9 Debt Summary 10 Senior Unsecured Notes and Bonds 11 Debt Maturities 12 Capitalization & Financial Ratios 13 Adjusted EBITDAre & Coverage Ratios 14 Debt Covenants 15 Transaction Summary Investment Summary 16 Disposition Summary 17 Development Pipeline 18 Real Estate Portfolio Summary Client Diversification 19 Top 10 Industries 20 Industry Diversification 21 Geographic Diversification 23 Property Type Composition 24 Same Store Rental Revenue 25 Leasing Data Occupancy 27 Leasing Activity 28 Lease Expirations 29 Earnings Guidance 30 Analyst Coverage 31 Glossary 32 This Supplemental Operating & Financial Data should be read in connection with the company's earnings press release for the three months and year ended December 31, 2021 (included as Exhibit 99.1 of the company's Current Report on Form 8-K, filed on February 22, 2022) as certain disclosures, definitions, and reconciliations in such announcement have not been included in this Supplemental Operating & Financial Data.

Corporate Overview

REALTY INCOME
The Monthly Dividend Company®

Corporate Profile

Realty Income, The Monthly Dividend Company®, is an S&P 500 company and member of the S&P 500 Dividend Aristocrats® index. We invest in people and places to deliver dependable monthly dividends that increase over time. For over 53 years, we have been acquiring and managing freestanding commercial real estate that generates rental revenue under long-term net lease agreements and supports our monthly dividend.

Portfolio Overview

At December 31, 2021, we owned a diversified portfolio of 11,136 properties located in all 50 U.S. states, Puerto Rico, the United Kingdom (U.K.) and Spain, with approximately 210.1 million square feet of leasable space. Our properties are leased to approximately 1,040 different clients doing business in 60 separate industries. Approximately 83% of our total portfolio annualized contractual rent[(1)] was generated from retail properties, 15% from industrial properties, and the remaining 2% from other property types. Our physical occupancy as of December 31, 2021 was 98.5%, with a weighted average remaining lease term of approximately 9.0 years. Total portfolio annualized contractual rent on our leases as of December 31, 2021 was $2.91 billion[(2)].

Common Stock

Our common stock is traded on the New York Stock Exchange under the symbol "O".

		December 31, 2021
Closing price	$	71.59
Shares and units outstanding		592,322,700
Market value of common equity	$	42,404,382,000
Total market capitalization	$	57,663,237,000

Transfer Agent

Computershare
Phone: (877) 218-2434
Website: www.computershare.com

One Team Senior Management

Neil M. Abraham, President, Realty Income International & EVP, Chief Strategy Officer
Michelle Bushore, EVP, Chief Legal Officer, General Counsel and Secretary
Mark E. Hagan, EVP, Chief Investment Officer
Shannon Kehle, EVP, Chief People Officer
Christie B. Kelly, EVP, Chief Financial Officer and Treasurer
Sumit Roy, President & Chief Executive Officer

Credit Ratings

	Senior Unsecured	Outlook	Commercial Paper
Moody's	A3	Stable	P-2
Standard & Poor's	A-	Stable	A-2

Dividend Information as of February 2022

- Current annualized dividend of $2.958 per share
- Compound average annual dividend growth rate of approximately 4.4%
- 620 consecutive monthly dividends declared
- 97 consecutive quarterly dividend increases

Corporate Headquarters

11995 El Camino Real
San Diego, CA 92130
Phone: +1 (858) 284-5000
Website: www.realtyincome.com

Phoenix Office

2325 E. Camelback Rd, 9th Floor
Phoenix, AZ 85016
Phone: +1 (602) 778-6000

London Office

42 Brook St.
London, United Kingdom W1K 5DB
Phone: +44 (0)20 3931 6856

(1) Total portfolio annualized contractual rent is a supplemental operating measure. Please see the Glossary for our definition and an explanation of how we utilize this metric.

(2) Total portfolio annualized contractual rent includes 1.8% of rent from all of our clients, inclusive of 1.1% from our theater clients that did not meet our threshold for probability of collection.

Q4 2021 Supplemental Operating & Financial Data 3

Rent Collections Update

REALTY INCOME
The Monthly Dividend Company®

Percentages of Contractual Rent Collected as of December 31, 2021

	Month Ended October 31, 2021	Month Ended November 30, 2021	Month Ended December 31, 2021	Quarter Ended December 31, 2021
Contractual rent collected[1] across total portfolio	99.7%	99.5%	99.4%	**99.5%**
Contractual rent collected[1] from our top 20 clients [2]	99.9%	99.8%	99.8%	**99.8%**
Contractual rent collected[1] from our investment grade clients [3]	99.9%	99.8%	99.8%	**99.8%**
Contractual rent collected from our theater clients	100.0%	100.0%	100.0%	**100.0%**
Contractual rent collected from our health and fitness clients	96.7%	96.7%	96.7%	**96.7%**

(1) Collection rates are calculated as the aggregate contractual rent collected for the applicable period from the beginning of that applicable period through December 31, 2021, divided by the contractual rent charged for the applicable period. Rent collection percentages are calculated based on contractual rent (excluding percentage rents and contractually obligated reimbursements by our clients). Charged amounts have not been adjusted for any COVID-19 related rent relief granted and include contractual rent from any clients in bankruptcy. Due to differences in applicable foreign currency conversion rates and rent conventions, the percentages above may differ from percentages calculated utilizing our total portfolio annualized contractual rent.

(2) We define our top 20 clients as our 20 largest clients based on percentage of total portfolio annualized contractual rent as of December 31, 2021 for all periods.

(3) Please see the Glossary for our definition of investment grade clients.

Q4 2021 Supplemental Operating & Financial Data 4

Q4 2021 Supplemental Operating & Financial Data 5 Rental Revenue Reserves and Reserve Reversals (1) Theater Industry Update As of December 31, 2021, our clients in the theater industry represented 3.4% of our annualized contractual rent. As of December 31, 2021, we were fully reserved for the outstanding receivable balances for 34 theater properties. At December 31, 2021, the receivables outstanding for our 81 theater properties totaled $71.0 million, inclusive of $12.7 million of straight-line rent receivables, and net of $38.1 million of reserves, inclusive of $7.6 million of straight-line rent reserves. For the years ended December 31 2021 and 2020, we recorded $5.1 million and $22.1 million, respectively, in reserves on contractual base rent for theater properties. Contractual rent reserves exclude reserves on contractually obligated reimbursements by our clients, which was equivalent to $1.4 million and $1.6 million, respectively. At December 31, 2021, the receivables outstanding across the portfolio totaled $426.8 million, net of $74.0 million of reserves, and includes $231.9 million of straight-line rent receivable, net of $11.8 million of reserves. The following table summarizes reserves and reserve reversals to rental revenue across the entire portfolio (dollars in millions): Three Months Ended Year Ended December 31, 2021 December 31, 2021 Rental revenue reserves (reserve reversals) Theater industry $ (6.3) $ 6.5 Other 1.5 3.7 Total rental revenue reserves $ (4.8) $ 10.2 Straight-line rent reserves (reserve reversals) Theater industry $ 5.6 $ 5.8 Other — (1.3) Total straight-line rent reserves $ 5.6 $ 4.5 Total reserves (reserve reversals) Theater industry $ (0.7) $ 12.3 Other 1.5 2.4 Total reserves $ 0.8 $ 14.7 (1) Unless otherwise specified, references to reserves recorded as a reduction of rental revenue include amounts reserved for in the current period, as well as unrecognized contractual rental revenue and unrecognized straight-line rental revenue for leases accounted for on a cash basis. References to reserve reversals recorded as increases to rental revenue include amounts where the accounting for recognition of rental revenue and straight-line rental revenue has been moved from the cash to the accrual basis.

Q4 2021 Supplemental Operating & Financial Data 6 (unaudited) (unaudited) Three Months Ended December 31, Year Ended December 31, 2021 2020 2021 2020 REVENUE Rental (including reimbursable) (1) $ 679,000 $ 415,306 $ 2,064,958 $ 1,639,533 Other (2) 6,019 2,322 15,505 7,554 Total revenue 685,019 417,628 2,080,463 1,647,087 EXPENSES Depreciation and amortization 333,229 175,041 897,835 677,038 Interest 100,739 78,764 323,644 309,336 Property (including reimbursable) 43,710 27,135 133,605 104,603 General and administrative 30,522 16,674 96,980 73,215 Provisions for impairment 7,990 23,790 38,967 147,232 Merger and integration-related costs 137,332 — 167,413 — Total expenses 653,522 321,404 1,658,444 1,311,424 Gain on sales of real estate 20,402 22,667 55,798 76,232 Foreign currency and derivative gains, net 1,880 3,311 710 4,585 Loss on extinguishment of debt (46,722) — (97,178) (9,819) Equity in income of unconsolidated entities 1,106 — 1,106 — Other income, net (2) 6,432 448 9,949 4,538 Income before income taxes 14,595 122,650 392,404 411,199 Income taxes (10,128) (4,500) (31,657) (14,693) Net income 4,467 118,150 360,747 396,506 Net income attributable to noncontrolling interests (426) (219) (1,291) (1,020) Net income available to common stockholders $ 4,041 $ 117,931 $ 359,456 $ 395,486 Net income available to common stockholders per common share: Basic $ 0.01 $ 0.33 $ 0.87 $ 1.15 Diluted $ 0.01 $ 0.33 $ 0.87 $ 1.14 (1) Includes rental revenue (reimbursable) of $35.7 million and $20.0 million for the three months ended December 31, 2021 and December 31, 2020, respectively, and $104.9 million and $79.4 million for the years ended December 31, 2021 and December 31, 2020, respectively. Unless otherwise specified, references to rental revenue in this document are exclusive of reimbursements from clients for recoverable real estate taxes and operating expenses. (2) Certain miscellaneous non-recurring revenue has been reclassified from total revenue to "Other income, net" for the three months ended December 31, 2020 and year ended December 31, 2020. Consolidated Statements of Income (in thousands, except per share amounts)

FFO and Normalized FFO [1] (in thousands, except per share and share count data)

REALTY INCOME
The Monthly Dividend Company®

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO and Normalized FFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted FFO and Normalized FFO per share computations.

	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Year Ended December 31, 2021	Year Ended December 31, 2020
Net income available to common stockholders	$ 4,041	$ 117,931	$ 359,456	$ 395,486
Depreciation and amortization	333,229	175,041	897,835	677,038
Depreciation of furniture, fixtures and equipment	(352)	(153)	(1,026)	(588)
Provisions for impairment	7,990	23,790	38,967	147,232
Gain on sales of real estate	(20,402)	(22,667)	(55,798)	(76,232)
Proportionate share of adjustments for unconsolidated entities	1,931	—	1,931	—
FFO adjustments allocable to noncontrolling interests	(274)	(242)	(785)	(817)
FFO available to common stockholders	$ 326,163	$ 293,700	$ 1,240,580	$ 1,142,119
FFO allocable to dilutive noncontrolling interests	—	355	—	1,418
Diluted FFO	$ 326,163	$ 294,055	$ 1,240,580	$ 1,143,537
FFO available to common stockholders	$ 326,163	$ 293,700	$ 1,240,580	$ 1,142,119
Merger and integration-related costs	137,332	—	167,413	—
Normalized FFO available to common stockholders	$ 463,495	$ 293,700	$ 1,407,993	$ 1,142,119
Normalized FFO allocable to dilutive noncontrolling interests	—	355	1,642	1,418
Diluted Normalized FFO	$ 463,495	$ 294,055	$ 1,409,635	$ 1,143,537
FFO per common share, basic and diluted	$ 0.63	$ 0.83	$ 2.99	$ 3.31
Normalized FFO per common share:				
Basic	$ 0.89	$ 0.83	$ 3.40	$ 3.31
Diluted	$ 0.89	$ 0.83	$ 3.39	$ 3.31
Distributions paid to common stockholders	$ 371,179	$ 247,632	$ 1,169,026	$ 964,167
FFO available to common stockholders in (deficit) excess of distributions paid to common stockholders	$ (45,016)	$ 46,068	$ 71,554	$ 177,952
Normalized FFO available to common stockholders in excess of distributions paid	$ 92,316	$ 46,068	$ 238,967	$ 177,952
Weighted average number of common shares used for FFO:				
Basic	519,116,544	354,437,466	414,535,283	345,280,126
Diluted	519,438,347	355,050,977	414,769,846	345,878,377
Weighted average number of common shares used for Normalized FFO:				
Basic	519,116,544	354,437,466	414,535,283	345,280,126
Diluted	519,438,347	355,050,977	415,270,063	345,878,377

[1] FFO and Normalized FFO are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize these metrics.

Q4 2021 Supplemental Operating & Financial Data 7

REALTY INCOME
The Monthly Dividend Company®

AFFO [1]

(in thousands, except per share and share count data)

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to Normalized FFO and AFFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted AFFO per share computations.

	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Year Ended December 31, 2021	Year Ended December 31, 2020
Net income available to common stockholders [2]	$ 4,041	$ 117,931	$ 359,456	$ 395,486
Cumulative adjustments to calculate Normalized FFO [3]	459,454	175,769	1,048,537	746,633
Normalized FFO available to common stockholders	463,495	293,700	1,407,993	1,142,119
Executive severance charge	—	—	—	3,463
Loss on extinguishment of debt	46,722	—	97,178	9,819
Amortization of share-based compensation	3,750	3,083	16,234	14,727
Amortization of net debt premiums and deferred financing costs	(10,466)	938	(6,182)	3,710
Loss on interest rate swaps	726	1,238	2,905	4,353
Straight-line payments from cross-currency swaps	513	613	2,228	2,573
Leasing costs and commissions	(4,175)	(846)	(6,201)	(1,859)
Recurring capital expenditures	(787)	(72)	(1,202)	(198)
Straight-line rent	(25,082)	(6,033)	(61,350)	(26,502)
Amortization of above and below-market leases, net	14,424	8,015	37,970	22,940
Proportionate share of adjustments for unconsolidated entities	(1,948)	—	(1,948)	—
Other adjustments	(1,125)	(2,982)	1,128	(2,519)
AFFO available to common stockholders	$ 486,047	$ 297,654	$ 1,488,753	$ 1,172,626
AFFO allocable to dilutive noncontrolling interests	—	359	1,619	1,438
Diluted AFFO	$ 486,047	$ 298,013	$ 1,490,372	$ 1,174,064
AFFO per common share:				
Basic	$ 0.94	$ 0.84	$ 3.59	$ 3.40
Diluted	$ 0.94	$ 0.84	$ 3.59	$ 3.39
Distributions paid to common stockholders	$ 371,179	$ 247,632	$ 1,169,026	$ 964,167
AFFO available to common stockholders in excess of distributions paid to common stockholders	$ 114,868	$ 50,022	$ 319,727	$ 208,459
Weighted average number of common shares used for AFFO:				
Basic	519,116,544	354,437,466	414,535,283	345,280,126
Diluted	519,438,347	355,050,977	415,270,063	345,878,377

[1] AFFO is a non-GAAP financial measure. Please see the Glossary for our definition and an explanation of how we utilize this metric.

[2] As of December 31, 2021, there was $58.7 million of uncollected rent deferred as a result of lease concessions we granted in response to the COVID-19 pandemic and recognized under the practical expedient provided by the Financial Accounting Standards Board (FASB) and $41.3 million of uncollected rent for which we have not granted a lease concession.

[3] See reconciling items for Normalized FFO presented under "FFO and Normalized FFO."

Q4 2021 Supplemental Operating & Financial Data 8

Q4 2021 Supplemental Operating & Financial Data 9 Consolidated Balance Sheets (in thousands, except per share and share count data) (unaudited) December 31, 2021 December 31, 2020 ASSETS Real estate held for investment, at cost: Land $ 10,753,750 $ 6,318,926 Buildings and improvements 25,155,178 14,696,712 Total real estate held for investment, at cost 35,908,928 21,015,638 Less accumulated depreciation and amortization (3,949,798) (3,549,486) Real estate held for investment, net 31,959,130 17,466,152 Real estate and lease intangibles held for sale, net 30,470 19,004 Cash and cash equivalents 258,579 824,476 Accounts receivable, net 426,768 285,701 Lease intangible assets, net 5,275,304 1,710,655 Goodwill 3,676,705 14,180 Investment in unconsolidated entities 140,967 — Other assets, net 1,369,579 420,117 Total assets $ 43,137,502 $ 20,740,285 LIABILITIES AND EQUITY Distributions payable $ 146,919 $ 85,691 Accounts payable and accrued expenses 351,128 241,336 Lease intangible liabilities, net 1,308,221 321,198 Other liabilities 759,197 256,863 Line of credit payable and commercial paper 1,551,376 — Term loan, net 249,557 249,358 Mortgages payable, net 1,141,995 300,360 Notes payable, net 12,499,709 8,267,749 Total liabilities 18,008,102 9,722,555 Stockholders’ equity: Common stock and paid in capital, par value $0.01 per share, 740,200,000 shares authorized, 591,261,991 and 361,303,445 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively 29,578,212 14,700,050 Distributions in excess of net income (4,530,571) (3,659,933) Accumulated other comprehensive income (loss) 4,933 (54,634) Total stockholders’ equity 25,052,574 10,985,483 Noncontrolling interests 76,826 32,247 Total equity 25,129,400 11,017,730 Total liabilities and equity $ 43,137,502 $ 20,740,285

Debt Summary as of December 31, 2021 (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

	Maturity Dates		Carrying Value (USD)		% of Debt	Interest Rate	Weighted Average Years Until Maturity
Credit Facility and Commercial Paper [(1)]							
Credit Facility	March 24, 2023	$	650,000		4.3 %	0.88 %	1.2 years
Commercial Paper	Various [(2)]		901,376		5.9 %	0.38 %	0.3 years
	Carrying value		1,551,376		10.2 %	0.59 % [(3)]	0.7 years
Unsecured Term Loan							
Term Loan [(4)]	March 24, 2024		250,000		1.7 %	3.89 %	2.2 years
Deferred financing costs			(443)				
	Carrying value		249,557				
Senior Unsecured Notes and Bonds [(5)]							
23 series of senior unsecured notes and bonds	February 2024 - March 2047		12,257,344		80.8 %	3.27 % [(3)]	7.7 years
Unamortized net premiums and deferred financing costs			242,365				
	Carrying value		12,499,709				
Mortgages Payable							
22 mortgages on 267 properties	May 2022 - August 2030		1,114,129	[(6)]	7.3 %	4.81 % [(3)]	1.8 years
Unamortized net premiums and deferred financing costs			27,866				
	Carrying value		1,141,995				
	Total Consolidated Debt Principal	**$**	**15,172,849**	[(7)]	**100.0 %**	**3.12 %** [(3)]	**6.4 years**
	Fixed Rate	**$**	**13,621,473**		**89.8 %**		
	Variable Rate	**$**	**1,551,376**		**10.2 %**		
	Proportionate share of debt principal from unconsolidated entities	$	86,006				
	Deferred financing costs		(1,777)				
	Carrying value	$	84,229				
	Total Debt	**$**	**15,258,855**	[(7)]			

(1) We have a $3.0 billion unsecured revolving credit facility bearing interest at LIBOR, plus 0.775%, with an initial term that expires in March 2023, excluding a $1.0 billion accordion feature, which is subject to obtaining lender commitments. We also have an unsecured commercial paper program up to a maximum aggregate amount outstanding of $1.0 billion.

(2) As of December 31, 2021, we had $901.4 million in commercial paper borrowings which mature between January 2022 and April 2022.

(3) The totals are calculated as the weighted average interest rate as of December 31, 2021 for each respective category.

(4) Borrowings under the term loan have been swapped to fixed and bear interest at an effective rate of 3.89%.

(5) See page 11 for detail by issuance for senior unsecured notes and bonds.

(6) Includes the principal balance (in U.S. dollars) of one Sterling-denominated mortgage payable of £31.0 million converted at the applicable exchange rate on December 31, 2021.

(7) Total consolidated debt excludes non-cash unamortized net premiums recorded on the senior unsecured notes and bonds, non-cash unamortized net premiums recorded on the mortgages payable, and deferred financing costs on the term loan, notes and bonds, mortgages payable. Total Debt additionally excludes deferred financing costs on the proportionate share of unconsolidated entities.

Q4 2021 Supplemental Operating & Financial Data 10

Senior Unsecured Notes and Bonds [1]

(dollars in thousands)

REALTY INCOME

The Monthly Dividend Company®

	Maturity Dates	Principal Amount (Currency Denomination)		Principal Balance (USD) as of December 31, 2021		% of Debt	Interest Rate
4.600% Notes due 2024 [2]	February 6, 2024	$	499,999	$	499,999	3.3 %	4.60 %
3.875% Notes due 2024	July 15, 2024	$	350,000		350,000	2.3 %	3.88 %
3.875% Notes due 2025	April 15, 2025	$	500,000		500,000	3.3 %	3.88 %
4.625% Notes due 2025 [2]	November 1, 2025	$	549,997		549,997	3.6 %	4.63 %
0.750% Notes due 2026	March 15, 2026	$	325,000		325,000	2.1 %	0.75 %
4.875% Notes due 2026 [2]	June 1, 2026	$	599,997		599,997	4.0 %	4.88 %
4.125% Notes due 2026	October 15, 2026	$	650,000		650,000	4.3 %	4.13 %
3.000% Notes due 2027	January 15, 2027	$	600,000		600,000	4.0 %	3.00 %
1.125% Notes due 2027	July 13, 2027	£	400,000		541,640	3.6 %	1.13 %
3.950% Notes due 2027 [2]	August 15, 2027	$	599,873		599,873	4.0 %	3.95 %
3.650% Notes due 2028	January 15, 2028	$	550,000		550,000	3.6 %	3.65 %
3.400% Notes due 2028 [2]	January 15, 2028	$	599,816		599,816	4.0 %	3.40 %
2.200% Notes due 2028 [2]	June 15, 2028	$	499,959		499,959	3.3 %	2.20 %
3.250% Notes due 2029	June 15, 2029	$	500,000		500,000	3.3 %	3.25 %
3.100% Notes due 2029 [2]	December 15, 2029	$	599,291		599,291	3.9 %	3.10 %
1.625% Notes due 2030	December 15, 2030	£	400,000		541,640	3.6 %	1.63 %
3.250% Notes due 2031	January 15, 2031	$	950,000		950,000	6.2 %	3.25 %
2.850% Notes due 2032 [2]	December 15, 2032	$	699,655		699,655	4.6 %	2.85 %
1.800% Notes due 2033	March 15, 2033	$	400,000		400,000	2.6 %	1.80 %
1.750% Notes due 2033	July 13, 2033	£	350,000		473,935	3.1 %	1.75 %
2.730% Notes due 2034	May 20, 2034	£	315,000		426,542	2.8 %	2.73 %
5.875% Bonds due 2035	March 15, 2035	$	250,000		250,000	1.7 %	5.88 %
4.650% Notes due 2047	March 15, 2047	$	550,000		550,000	3.6 %	4.65 %
			Principal amount [3]	$	12,257,344	80.8 %	3.27 %

[1] Excludes the December 2021 early redemption of the 4.650% notes due August 2023, plus accrued and unpaid interest. As a result of the early redemption, we recognized a loss on extinguishment of debt of $46.4 million during the three months ended December 31, 2021. Also, it excludes the January 2022 issuances of £250.0 million of senior unsecured notes due January 2027 and £250.0 million of senior unsecured notes due January 2042.

[2] In connection with our merger with VEREIT, Inc. (VEREIT), we completed our debt exchange offer to exchange all outstanding notes issued by VEREIT's operating partnership, or VEREIT OP, on November 9, 2021 for new notes issued by Realty Income, pursuant to which approximately 99.2% of the outstanding notes issued by VEREIT OP were exchanged for a like aggregate principal amount of the notes issued by Realty Income. Prior to the completion of our merger with VEREIT on November 1, 2021, these notes were not the obligation of Realty Income. The interest rate, interest payment dates, redemption terms and maturity of each series of Realty Income notes issued by Realty Income in the exchange offers were the same as those of the corresponding series of VEREIT notes exchanged. With respect to the notes originally issued by VEREIT OP that remained outstanding, we amended the indenture governing such notes to, among other things, eliminate substantially all of the restrictive covenants in such indenture. The notes originally issued by VEREIT OP that remain outstanding, of which $39 million in total principal amount remain outstanding, are reflected as part of the corresponding series of Realty Income notes into which the notes of such series were exchanged in the foregoing table.

[3] Excludes non-cash unamortized net premiums recorded and deferred financing costs.

Q4 2021 Supplemental Operating & Financial Data

11

Q4 2021 Supplemental Operating & Financial Data 12 Debt Maturities as of December 31, 2021 (dollars in millions) Year of Maturity Credit Facility and Commercial Paper (1) Term Loan Mortgages Payable Senior Unsecured Notes and Bonds (2) Total Weighted Average Expiring Interest Rate (3) 2022 $ 901.4 $ — $ 271.1 $ — $ 1,172.5 4.93% 2023 650.0 — 62.1 — 712.1 4.45% 2024 — 250.0 733.0 850.0 1,833.0 4.48% 2025 — — 42.0 1,050.0 1,092.0 4.22% 2026 — — 1.2 1,575.0 1,576.2 3.72% Thereafter — — 4.7 8,782.3 8,787.0 2.97% Totals $ 1,551.4 $ 250.0 $ 1,114.1 $ 12,257.3 $ 15,172.8 (1) Commercial paper borrowings outstanding at December 31, 2021 were $901.4 million and mature between January 2022 and April 2022. At December 31, 2021, borrowings of $650.0 million under the credit facility are assumed to be repaid at the expiration in March 2023. (2) Excludes our January 2022 issuances of £250.0 million of senior unsecured notes due January 2027 and £250.0 million of senior unsecured notes due January 2042. (3) The weighted average interest rates exclude commercial paper and credit facility maturities in 2022 and 2023, respectively.

Q4 2021 Supplemental Operating & Financial Data 13 Capitalization & Financial Ratios (dollars in thousands, except per share amounts) Cash on Hand $ 258,579 Availability under Credit Facility (4) 2,350,000 Less: Commercial Paper Borrowings (901,376) $ 1,707,203 (3) Liquidity calculation excludes borrowings under the $1.0 billion commercial paper program. We use our unsecured revolving credit facility as a liquidity backstop for the repayment of the notes issued under this program. (4) Excludes $3.6 million of outstanding letters of credit. Principal Debt Balance Credit Facility and Commercial Paper $ 1,551,376 Unsecured Term Loan 250,000 Senior Unsecured Notes and Bonds (1) 12,257,344 Mortgages Payable 1,114,129 Proportionate Share of Amounts for Unconsolidated Entities 86,006 Total Debt $ 15,258,855 Equity Shares/Units Stock Price Market Value Common Stock (NYSE: "O") 591,261,991 $ 71.59 $ 42,328,446 Common Units 1,060,709 $ 71.59 $ 75,936 Total Equity $ 42,404,382 Total Market Capitalization (2) $ 57,663,237 Debt/Total Market Capitalization (2) 26.5% (1) Excludes our January 2022 issuance of £250.0 million of 1.875% senior unsecured notes due January 2027 and £250.0 million of 2.500% senior unsecured notes due January 2042. (2) Our enterprise value was $57,404,658 (total market capitalization less cash and cash equivalents). The percentage for debt to enterprise value is materially consistent with that presented for total market capitalization. Dividend Data 2021 2020 Year-over-Year Growth Rate Common Dividend Paid per Share $ 2.833 $ 2.794 1.4 % AFFO per Share (diluted) $ 3.59 $ 3.39 5.9 % AFFO Payout Ratio 78.9% 82.4 % Liquidity as of December 31, 2021 (3) Capitalization as of December 31, 2021 Capital Structure as of December 31, 2021

Q4 2021 Supplemental Operating & Financial Data 14 Adjusted EBITDAre & Coverage Ratios (dollars in thousands) Reconciliation of Net Income to Adjusted EBITDAre (1) and Pro Forma Adjusted EBITDAre Three Months Ended December 31, 2021 Net income (2) $ 4,467 Interest 100,739 Loss on extinguishment of debt 46,722 Income taxes 10,128 Depreciation and amortization 333,229 Provisions for impairment 7,990 Merger and integration-related costs 137,332 Gain on sales of real estate (20,402) Foreign currency and derivative gains, net (3) (1,880) Proportionate share of adjustments for unconsolidated entities 1,581 Quarterly Adjusted EBITDAre $ 619,906 Annualized Adjusted EBITDAre $ 2,479,624 Annualized Pro Forma Adjustments (4) 358,560 Annualized Pro Forma Adjusted EBITDAre (5) $ 2,838,184 Total debt per the consolidated balance sheet, excluding deferred financing costs and net premiums and discounts $ 15,172,849 Proportionate share for unconsolidated entities debt, excluding deferred financing costs 86,006 Less: Cash and cash equivalents (258,579) Net Debt $ 15,000,276 Net Debt/Annualized Pro forma Adjusted EBITDAre (6) 5.3 (1) Adjusted EBITDAre and Annualized Adjusted EBITDAre are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize these metrics. (2) Net income for the three months ended December 31, 2021 was negatively impacted by $827,000 of rent reserves recorded as reductions of rental revenue, of which $5.6 million was related to straight-line rent receivables, net of reserve reversals of $(4.8) million. (3) Includes foreign currency gains and losses as a result of intercompany debt, certain remeasurement transactions and mark-to-market adjustments on investments and derivatives that do not qualify for hedge accounting. (4) The Annualized Pro Forma Adjustments consists of $400.6 million from properties we acquired or stabilized during the quarter and removes $42.0 million of operating income from properties we disposed of during the quarter, assuming all transactions occurred at the beginning of the quarter. In addition, Annualized Pro Forma Adjustments include EBITDAre from the VEREIT portfolio. Excluding acquisitions for the three months ended December 31, 2021 and including our merger with VEREIT, Net Debt/Annualized Pro Forma Adjusted EBITDAre is 5.4x. (5) Annualized Pro Forma Adjusted EBITDAre is a non-GAAP financial measure. Please see the Glossary for our definition and an explanation of how we utilize this metric. (6) Net Debt/Annualized Adjusted EBITDAre was 6.0x for the three months ended December 31, 2021. Net Debt/Annualized Adjusted EBITDAre and Net Debt/ Annualized Pro Forma Adjusted EBITDAre are supplemental operating measures. Please see the Glossary for our definitions of these metrics. Debt Service & Fixed Charge Coverage

Q4 2021 Supplemental Operating & Financial Data 15 Debt Covenants The following is a summary of the key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt under the terms of our senior unsecured notes and bonds as well as to disclose our current compliance with such covenants, and are not measures of our liquidity or performance. Required Actuals Limitation on incurrence of total debt ≤ 60% of adjusted undepreciated assets 41.1 % Limitation on incurrence of secured debt ≤ 40% of adjusted undepreciated assets 3.1 % Debt service and fixed charge coverage (trailing 12 months) (1) ≥ 1.5x 5.6 Maintenance of total unencumbered assets ≥ 150% of unsecured debt 252.9% (1) Our debt service coverage ratio is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters had in each case occurred on January 1, 2021, and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of January 1, 2021, nor does it purport to reflect our debt service coverage ratio for any future period. As of December 31, 2021

Investment Summary [1]

(dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Period		Number of Properties	Investment	Cash Rents	Leasable Square Feet	Initial Weighted Average Cash Lease Yield [2]	Weighted Average Lease Term (Years)
Q1 2021	Acquisitions - U.S.	77	$ 566,909	$ 31,887	2,298,606	5.6%	13.5
	Acquisitions - Europe (U.K.)	12	402,962	19,775	932,967	4.9%	10.6
	Total acquisitions	89	$ 969,871	$ 51,662	3,231,573	5.3%	12.4
	Properties under development - U.S [3]	21	57,931	3,241	1,597,165	5.6%	15.5
	Total real estate investments	110	$ 1,027,802	$ 54,903	4,828,738	5.3%	12.6
	Approximately 39% of the annualized revenue generated by these investments is from our investment grade clients [4]						
Q2 2021	Acquisitions - U.S.	96	$ 485,424	$ 25,608	2,186,109	5.3%	13.9
	Acquisitions - Europe (U.K.)	29	591,821	35,083	2,200,493	6.1%	9.3
	Total acquisitions	125	$ 1,077,245	$ 60,691	4,386,602	5.7%	11.2
	Properties under development - U.S [3]	31	56,867	3,332	1,898,893	5.9%	15.6
	Total real estate investments	156	$ 1,134,112	$ 64,023	6,285,495	5.7%	11.5
	Approximately 54% of the annualized revenue generated by these investments is from our investment grade clients [4]						
Q3 2021	Acquisitions - U.S.	242	$ 1,020,768	$ 54,720	4,741,648	5.5%	13.9
	Acquisitions - Europe (U.K. and Spain)	30	526,033	28,412	2,083,732	5.4%	11.9
	Total acquisitions	272	$ 1,546,801	$ 83,132	6,825,380	5.5%	13.2
	Properties under development [3]	36	67,160	3,982	1,983,960	6.1%	16.2
	Total real estate investments	308	$ 1,613,961	$ 87,114	8,809,340	5.5%	13.4
	Approximately 38% of the annualized revenue generated by these investments is from our investment grade clients [4]						
Q4 2021	Acquisitions - U.S.	299	$ 1,535,472	$ 83,297	5,500,972	5.5%	14.6
	Acquisitions - Europe (U.K. and Spain)	58	1,038,093	50,897	3,979,153	5.3%	13.5
	Total acquisitions	357	$ 2,573,565	$ 134,194	9,480,125	5.4%	14.2
	Properties under development [3][5]	44	61,320	3,820	2,422,607	6.2%	15.3
	Total real estate investments	401	$ 2,634,885	$ 138,014	11,902,732	5.4%	14.2
	Approximately 35% of the annualized revenue generated by these investments is from our investment grade clients [4]						
YTD 2021	Acquisitions - U.S.	714	$ 3,608,573	$ 195,512	14,727,335	5.5%	14.1
	Acquisitions - Europe (U.K. and Spain)	129	2,558,909	134,168	9,196,345	5.5%	11.6
	Total acquisitions	843	$ 6,167,482	$ 329,680	23,923,680	5.5%	13.1
	Properties under development [3][5]	68	243,278	14,375	2,681,676	6.0%	15.7
	Total real estate investments	911	$ 6,410,760	$ 344,055	26,605,356	5.5%	13.2
	Approximately 40% of the annualized revenue generated by these investments is from our investment grade clients [4]						

[1] Excludes properties assumed on November 1, 2021 in conjunction with our merger with VEREIT.

[2] Initial weighted average cash lease yield is a supplemental operating measure. Please see the Glossary for our definition of this metric. Contractual net operating income used in the calculation of initial weighted average cash lease yield includes approximately $5.3 million received as settlement credits for six properties as reimbursement of free rent periods for the three months ended December 31, 2021 and approximately $8.5 million received as settlement credits for 41 properties as reimbursement of free rent periods for the year ended December 31, 2021.

[3] Includes investments during the period in new development and development of existing properties. Cash rents noted reflect total cash rents to be received on this investment amount upon completion of the properties under development.

[4] Please see the Glossary for our definition of investment grade clients.

[5] The three months and year ended December 31, 2021 includes £2.3 million and £7.0 million, respectfully, of investments in U.K. development properties, converted at the applicable exchange rates on the funding dates.

Q4 2021 Supplemental Operating & Financial Data 16

Disposition Summary (1)

(dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

		Number of Properties		Net Book Value [2]		Net Sales Proceeds	Net Cash Capitalization Rate [3]
Q1 2021	Occupied	4	$	9,954	$	12,592	7.2%
	Vacant	23		16,265		22,113	—
	Total real estate dispositions	27	$	26,219	$	34,705	

The unlevered internal rate of return on properties sold during the first quarter was 11.1%

		Number of Properties		Net Book Value [2]		Net Sales Proceeds	Net Cash Capitalization Rate [3]
Q2 2021	Occupied	4	$	18,517	$	26,887	6.3%
	Vacant	38		23,278		30,024	—
	Total real estate dispositions	42	$	41,795	$	56,911	

The unlevered internal rate of return on properties sold during the second quarter was 6.2%

		Number of Properties		Net Book Value [2]		Net Sales Proceeds	Net Cash Capitalization Rate [3]
Q3 2021	Occupied	4	$	2,783	$	9,715	7.3%
	Vacant	23		17,048		22,202	—
	Total real estate dispositions	27	$	19,831	$	31,917	

The unlevered internal rate of return on properties sold during the third quarter was 7.8%

		Number of Properties		Net Book Value [2]		Net Sales Proceeds	Net Cash Capitalization Rate [3]
Q4 2021	Occupied	5	$	80,421	$	40,697	6.6%
	Vacant	53		26,091		86,033	—
	Total real estate dispositions	58	$	106,512	$	126,730	

The unlevered internal rate of return on properties sold during the fourth quarter was 6.8% [4]

		Number of Properties		Net Book Value [2]		Net Sales Proceeds	Net Cash Capitalization Rate [3]
YTD 2021	Occupied	17	$	111,675	$	89,891	6.7%
	Vacant	137		82,682		160,372	—
	Total real estate dispositions	154	$	194,357	$	250,263	

The unlevered internal rate of return on properties sold during 2021 was 7.6% [4]

(1) These amounts exclude properties disposed from the spin-off of office properties to Orion Office REIT Inc. in November 2021.

(2) The net book value for our properties assumed in our merger with VEREIT include preliminary estimates of purchase price allocations that are not yet finalized.

(3) Net cash capitalization rate is a supplemental operating measure. Please see the Glossary for our definition of this metric.

(4) Excludes properties disposed from the legacy VEREIT portfolio.

Q4 2021 Supplemental Operating & Financial Data 17

Development Pipeline (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

As of December 31, 2021

Retail

	Number of Properties		Investment to Date	Estimated Remaining Investment	Total Commitment	Percent Funded	Percent Leased [1]
New development [2]	68	$	48,882 $	232,897 $	281,780 [3]	17 %	100 %
Development of existing properties	5		6,028	2,452	8,480	71 %	92 %
	73	$	54,910 $	235,349 $	290,260	19 %	

Non-Retail

	Number of Properties		Investment to Date	Estimated Remaining Investment	Total Commitment	Percent Funded	Percent Leased [1]
New development [2]	3	$	68,665 $	50,383 $	119,047	58 %	100 %
Development of existing properties	—		—	—	—	— %	— %
	3	$	68,665 $	50,383 $	119,047	58 %	

Total

	Number of Properties		Investment to Date	Estimated Remaining Investment	Total Commitment	Percent Funded	Percent Leased [1]
New development [2]	71	$	117,547 $	283,280 $	400,827 [3]	29 %	100 %
Development of existing properties	5		6,028	2,452	8,480	71 %	92 %
	76	$	123,575 $	285,732 $	409,307	30 %	

[1] Estimated rental revenue commencement dates on properties under development are between February 2022 and November 2022.

[2] Includes build-to-suit developments and forward take-out commitments on development properties with leases in place.

[3] Includes three forward take-out commitments for U.K. development properties for £18.4 million and one new build-to-suit development for a U.K. development property for £12.8 million.

Q4 2021 Supplemental Operating & Financial Data

18

Client Diversification

REALTY INCOME
The Monthly Dividend Company®

Our Top 20 Clients

Our 20 largest clients based on percentage of total portfolio annualized contractual rent, which does not give effect to deferred rent at December 31, 2021 include the following:

Ranking	Client	Number of Leases	Percentage of Total Portfolio Annualized Contractual Rent[1]	Investment Grade Ratings (S&P/Moody's/Fitch)
1	Walgreens	333	4.1%	BBB/Baa2/-
2	Dollar General	1,272	4.0%	BBB/Baa2/-
3	7-Eleven	627	4.0%	A/Baa2/-
4	Dollar Tree / Family Dollar	1,016	3.6%	BBB/Baa2/-
5	FedEx	80	3.0%	BBB/Baa2/-
6	LA Fitness	79	2.5%	—
7	Sainsbury's	26	2.3%	—
8	BJ's Wholesale Clubs	32	2.0%	—
9	CVS Pharmacy	183	1.8%	BBB/Baa2/-
10	Wal-Mart / Sam's Club	64	1.8%	AA/Aa2/AA
11	B&Q (Kingfisher)	23	1.7%	BBB/Baa2/BBB
12	AMC Theaters	35	1.7%	—
13	Regal Cinemas (Cineworld)	41	1.6%	—
14	Red Lobster	201	1.6%	—
15	Tractor Supply	153	1.4%	BBB/Baa1/-
16	Tesco	15	1.4%	BBB-/Baa3/BBB-
17	Lifetime Fitness	16	1.4%	—
18	Home Depot	29	1.2%	A/A2/A
19	Amazon	16	1.1%	AA/A1/AA-
20	Fas Mart (GPM Investments)	262	1.0%	—
	Total	4,503	43.1%	

Weighted Average EBITDAR/Rent Ratio on Retail Properties	2.6x [2]
Median EBITDAR/Rent Ratio on Retail Properties	2.5x [2]

(1) Amounts for each client are calculated independently; therefore, the individual percentages may not sum to the total.

(2) Based on an analysis of the most recently provided information from all retail clients that provide such information. The current calculations only partially reflect the impact of COVID-19. We do not independently verify the information we receive from our retail clients.

Our Investment Grade Clients [3]

Number of Leases	5,418
Percentage of Total Portfolio Annualized Contractual Rent	43.7%



35.2%
48.2%
8.1%
8.5%
Investment Grade, Retail
Non-Investment Grade or Non-Rated, Retail
Investment Grade, Non-Retail
Non-Investment Grade or Non-Rated, Non-Retail

(3) Please see the Glossary for our definition of investment grade clients.

Q4 2021 Supplemental Operating & Financial Data

19

Q4 2021 Supplemental Operating & Financial Data 20 (1)Top 10 Industries Percentage of Total Portfolio Annualized Contractual Rent As of Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2021 2020 2019 2018 2017 Grocery stores 10.2% 9.8% 7.9% 5.0% 5.3% Convenience stores 9.1 11.9 12.3 12.6 9.3 Dollar stores 7.5 7.6 7.9 7.3 7.5 Drug stores 6.6 8.2 8.8 9.4 10.2 Restaurants - quick service (2) 6.6 5.3 5.8 6.3 5.2 Restaurants - casual dining 5.9 2.8 3.2 3.3 3.6 Home improvement 5.1 4.3 2.9 2.8 2.9 Health and fitness 4.7 6.7 7.0 7.1 7.7 General merchandise (2) 3.7 3.4 2.5 2.1 2.3 Theaters 3.4 5.6 6.1 5.3 5.7 (1) The presentation of Top 10 Industries combines total portfolio contractual rent from the U.S. and Europe. Europe consists of properties in the U.K., starting in May 2019, and in Spain, starting in September 2021. (2) 'Europe - General merchandise' and 'Europe - Restaurants - quick service' are included within the 'Europe - other' classification in the Industry Diversification table.

Industry Diversification

REALTY INCOME
The Monthly Dividend Company®

	Percentage of Total Portfolio Annualized Contractual Rent As of				
	Dec 31, 2021	**Dec 31, 2020**	**Dec 31, 2019**	**Dec 31, 2018**	**Dec 31, 2017**
United States					
Aerospace	0.4%	0.6%	0.8%	0.9%	1.0%
Apparel stores	1.5	1.3	1.1	1.2	1.4
Automotive collision services	1.0	1.1	1.0	0.9	1.0
Automotive parts	1.5	1.6	1.6	1.7	1.5
Automotive service	3.2	2.7	2.6	2.3	2.5
Automotive tire services	1.8	2.0	2.1	2.3	2.5
Beverages	1.3	2.1	2.0	2.4	2.6
Child care	1.5	2.1	2.1	2.2	1.7
Consumer electronics	0.6	0.3	0.3	0.3	0.3
Consumer goods	0.7	0.6	0.6	0.7	0.7
Convenience stores	9.1	11.9	12.3	12.6	9.3
Crafts and novelties	1.0	0.9	0.6	0.6	0.6
Diversified industrial	1.0	0.8	0.7	0.8	0.8
Dollar stores	7.5	7.6	7.9	7.3	7.5
Drug stores	6.6	8.2	8.8	9.4	10.2
Education	0.1	0.2	0.2	0.3	0.3
Energy	0.4	—	—	—	—
Entertainment	0.8	0.3	0.3	0.3	0.4
Equipment services	0.3	0.3	0.4	0.4	0.4
Financial services	2.0	1.8	2.0	2.4	2.3
Food processing	0.7	0.7	0.7	0.5	0.6
General merchandise	3.5	3.4	2.5	2.1	2.3
Government services	*	0.6	0.7	0.9	0.9
Grocery stores	4.9	4.9	5.2	5.0	5.3
Health and beauty	0.2	0.2	0.2	0.2	*
Health and fitness	4.7	6.7	7.0	7.1	7.7
Health care	1.9	1.5	1.6	1.6	1.4
Home furnishings	2.2	0.7	0.8	0.8	0.9
Home improvement	3.1	3.1	2.9	2.8	2.9

* Less than 0.1%

Q4 2021 Supplemental Operating & Financial Data 21

Q4 2021 Supplemental Operating & Financial Data 22 Percentage of Total Portfolio Annualized Contractual Rent As of Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2021 2020 2019 2018 2017 Machinery 0.1% 0.1% 0.1% 0.1% 0.1% Motor vehicle dealerships 1.3 1.6 1.6 1.8 2.0 Office supplies 0.2 0.1 0.2 0.2 0.2 Other manufacturing 0.5 0.4 0.6 0.7 0.8 Packaging 0.6 0.9 0.8 1.0 1.1 Paper * 0.1 0.1 0.1 0.1 Pet supplies and services 0.9 0.7 0.7 0.5 0.6 Restaurants - casual dining 5.9 2.8 3.2 3.3 3.6 Restaurants - quick service 6.5 5.3 5.8 6.3 5.2 Shoe stores 0.2 0.2 0.2 0.5 0.6 Sporting goods 1.5 0.7 0.8 0.9 1.0 Telecommunications 0.1 0.5 0.5 0.6 0.6 Theaters 3.4 5.6 6.1 5.3 5.7 Transportation services 3.4 3.9 4.3 5.0 5.4 Wholesale clubs 2.5 2.4 2.5 2.9 3.1 Other 0.9 0.3 0.8 0.8 0.9 Total United States 91.5% 93.8% 97.3% 100% 100% Europe (1) Grocery stores 5.3 4.9 2.7 — — Health care 0.1 0.1 — — — Home improvement 2.0 1.2 — — — Warehousing and storage 0.2 — — — — Other 0.9 * * — — Total Europe 8.5% 6.2% 2.7% —% —% Totals 100% 100% 100% 100% 100% * Less than 0.1% (1) Europe consists of properties in the U.K., starting in May 2019, and in Spain, starting in September 2021. Industry Diversification (Cont'd)

Q4 2021 Supplemental Operating & Financial Data 23 Geographic Diversification Balanced presence in 50 states, Puerto Rico, the United Kingdom and Spain.

Q4 2021 Supplemental Operating & Financial Data 24 Property Type Composition (dollars in thousands) Property Type Number of Properties Approximate Leasable Square Feet (1) Total Portfolio Annualized Contractual Rent as of December 31, 2021 Percentage of Total Portfolio Annualized Contractual Rent as of December 31, 2021 Percentage of Annualized Contractual Rent from Our Investment Grade Clients (2) Retail 10,819 134,919,200 $ 2,430,223 83.4% 42.2 % Industrial 294 72,947,300 $ 424,217 14.6 56.5 Other (3) 23 2,201,000 $ 57,757 2.0 26.4 Totals 11,136 210,067,500 $ 2,912,197 100.0% 43.7% (1) Includes leasable building square footage. Excludes 3,600 acres of leased land categorized as agriculture at December 31, 2021. (2) Please see the Glossary for our definition of investment grade clients. (3) "Other" includes seven properties classified as office, consisting of 2,009,800 approximate leasable square feet and $29.2 million in annualized contractual rent, and 16 properties classified as agriculture, consisting of 191,200 approximate leasable square feet and $28.6 million in annualized contractual rent. In November 2021, we completed the spin-off of substantially all of our office assets into Orion Office REIT Inc.

Same Store Rental Revenue [1]

(dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Q4 2021

Same Store Rental Revenue

Number of properties	6,046
Square footage	93,607,451
Q4 2021	$ 369,407
Q4 2020	$ 352,202
Increase (in dollars)	$ 17,205
Increase (percent)	4.9 %

Top 3 Industries Contributing to the Change [2]

Industry	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Net Change	% Change by Industry
Theaters	$ 22,094	$ 15,085	$ 7,009	46.5 %
Health and Fitness	25,923	23,253	2,670	11.5 %
Transportation Services	14,877	13,435	1,442	10.7 %

2021

Same Store Rental Revenue

Number of properties	6,046
Square footage	93,607,451
YTD 2021	$ 1,457,648
YTD 2020	$ 1,418,502
Increase (in dollars)	$ 39,146
Increase (percent)	2.8 %

Top 3 Industries Contributing to the Change [2]

Industry	Year Ended December 31, 2021	Year Ended December 31, 2020	Net Change	% Change by Industry
Theaters	$ 82,565	$ 70,039	$ 12,526	17.9 %
Restaurants - Quick Service	86,629	81,177	5,452	6.7 %
Health and Fitness	103,158	98,869	4,289	4.3 %

For purposes of comparability, same store rental revenue is presented on a constant currency basis using the exchange rate as of December 31, 2021 of 1.35 GBP/USD. None of the properties in Spain met our same store pool definition for the periods presented. In addition, the same store pool excludes properties assumed on November 1, 2021 as a result of our merger with VEREIT.

Our calculation of same store rental revenue includes rent deferred for future payment as a result of lease concessions we granted in response to the COVID-19 pandemic and recognized under the practical expedient provided by the Financial Accounting Standards Board (FASB). Same store rental income was impacted by (reserve reversals) and reserves to rental revenue of $(5.6) million for the three months ended December 31, 2021 compared to $11.7 million for the three months ended December 31, 2020, and $6.6 million for the year ended December 31, 2021 compared to $32.9 million for the year ended December 31, 2020. Our calculation of same store rental revenue also includes uncollected rent for which we have not granted a lease concession. If these applicable amounts of rent deferrals and uncollected rent were excluded from our calculation of same store rental revenue, the increases for the three months and year ended December 31, 2021 relative to the comparable periods for 2020 would have been 11.5% and 7.7%, respectively.

Rental Revenue for All Properties Owned [3]

Number of properties	6,183
2021	$ 1,479,016
2020	1,441,824
Increase (in dollars)	$ 37,192
Increase (percent)	2.6 %

(1) Please see the Glossary for our definitions of the Same Store Pool and Same Store Rental Revenue.

(2) Top 3 industry contributors are based on absolute value of net change year over year.

(3) Includes revenue generated from all properties owned continuously from January 1, 2020 through December 31, 2021.

Q4 2021 Supplemental Operating & Financial Data

25

Same Store Rental Revenue (1) (Cont'd) (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Same Store Rental Revenue by Property Type

Q4 2021

Property Type		Three Months Ended December 31, 2021		Three Months Ended December 31, 2020		Net Change	% Change by Property Type
Retail	$	323,684	$	308,124	$	15,560	5.0 %
Industrial		39,866		38,295		1,571	4.1 %
Agriculture		5,857		5,783		74	1.3 %
Total	$	369,407	$	352,202	$	17,205	4.9 %

2021

Property Type		Year Ended December 31, 2021		Year Ended December 31, 2020		Net Change	% Change by Property Type
Retail	$	1,275,595	$	1,238,132	$	37,463	3.0 %
Industrial		158,757		157,368		1,389	0.9 %
Agriculture		23,296		23,002		294	1.3 %
Total	$	1,457,648	$	1,418,502	$	39,146	2.8 %

Reconciliation of Same Store Rental Revenue to Rental Revenue (including reimbursable)

		Three Months Ended				Year Ended		
		December 31, 2021		December 31, 2020		December 31, 2021		December 31, 2020
Same store rental revenue	$	369,407	$	352,202	$	1,457,648	$	1,418,502
Constant currency adjustment [2]		(221)		(464)		2,050		(2,876)
Straight-line rent and other non-cash adjustments		6,624		(4,113)		11,646		(3,587)
Contractually obligated reimbursements by our clients		35,741		20,011		104,826		79,377
Revenue from excluded properties [3]		267,449		47,670		488,788		148,117
Rental revenue (including reimbursable)	$	679,000	$	415,306	$	2,064,958	$	1,639,533

(1) Please see the Glossary to see our definitions of the Same Store Pool and Same Store Rental Revenue.

(2) For purposes of comparability, same store rental revenue is presented on a constant currency basis using the exchange rate as of December 31, 2021 of 1.35 GBP/USD. None of the properties in Spain met our same store pool definition for the periods presented.

(3) Please see the Glossary for our definition of Same Store Pool.

Q4 2021 Supplemental Operating & Financial Data 26

Q4 2021 Supplemental Operating & Financial Data 27 By Property Occupied properties 10,972 Total properties 11,136 Occupancy (1) 98.5 % By Square Footage Occupied square footage 207,520,521 Total square footage 210,067,467 Occupancy 98.8 % By Rental Revenue (Economic Occupancy) Quarterly cash rental revenue (2) $ 622,723,803 Quarterly cash vacant rental revenue (3) $ 7,124,989 Occupancy 98.9 % Change in Occupancy Vacant properties at 9/30/2021   86 Lease expirations (4)(5) + 354 Leasing activity (6) - 223 Vacant dispositions (7) - 53 Vacant properties at 12/31/2021   164 (1) Excludes properties with ancillary leases only, such as cell towers and billboards. (2) This amount does not incorporate reserves recorded as reductions to rental revenue. (3) Based on contractual monthly rental revenue received immediately preceding the date of vacancy. (4) Includes 103 net vacancies assumed from the combined effect of our merger with VEREIT and spin-off of office properties to Orion Office REIT Inc. in November 2021. (5) Includes scheduled and unscheduled expirations (including leases rejected in bankruptcy), as well as future expirations resolved in the periods indicated above. (6) Excludes nine minority unit leases with no property-level vacancy impact. See page 28 for additional detail on re-leasing activity. (7) Includes 31 properties vacant at the beginning of the quarter. Occupancy as of December 31, 2021 Occupancy by Number of Properties

Q4 2021 Supplemental Operating & Financial Data 28 Allocation Based on Number of Leases Leasing Activity Q4 2021 Re-leased to New Client Re-leased to Without After a Period Re-leasing Same Client Vacancy of Vacancy Totals Prior cash rents $ 45,898,829 $ 1,249,741 $ 1,075,717 $ 48,224,287 New cash rents* $ 46,776,221 $ 1,167,160 $ 1,144,484 $ 49,087,865 Recapture rate 101.9% 93.4% 106.4% 101.8 % Number of leases 217 6 9 232 Average months vacant — — 14.3 0.2 Lease incentives (1) $ — $ — $ — $ — *Percentage of Total Portfolio Annualized Portfolio Rental Revenue: 1.7% (1) Lease incentives are defined as capital outlays made on behalf of a client that are specific to the client's use and benefit, and are not capitalized as improvements to the property. 2021 Re-leased to New Client Re-leased to Without After a Period Re-leasing Same Client Vacancy of Vacancy Totals Prior cash rents $ 74,681,855 $ 1,778,761 $ 9,831,384 $ 86,292,000 New cash rents* $ 76,781,427 $ 1,842,646 $ 10,608,742 $ 89,232,815 Recapture rate 102.8% 103.6% 107.9% 103.4 % Number of leases 348 13 33 394 Average months vacant — — 13.3 1.0 Lease incentives (1) $ — $ — $ — $ — *Percentage of Total Portfolio Annualized Portfolio Rental Revenue: 3.1%

REALTY INCOME
The Monthly Dividend Company®

Lease Expirations (dollars in thousands)

Our leases have a weighted average remaining lease term of approximately 9.0 years

Total Portfolio [(1)(2)]

Year	Expiring Leases Retail	Expiring Leases Non-Retail	Approx. Leasable Sq. Feet	Total Portfolio Annualized Contractual Rent as of December 31, 2021	Percentage of Total Portfolio Annualized Contractual Rent
2022	363	28	9,970,100	$ 78,627	2.7 %
2023	774	27	11,461,700	147,579	5.1
2024	660	30	13,290,800	150,833	5.2
2025	800	32	13,432,100	191,366	6.6
2026	745	32	15,313,000	174,810	6.0
2027	1,143	22	16,729,100	216,666	7.4
2028	942	33	18,442,100	220,058	7.6
2029	811	14	17,085,400	209,853	7.2
2030	497	16	13,504,900	154,216	5.3
2031	424	36	19,914,400	228,369	7.8
2032	577	12	8,872,600	167,609	5.8
2033	508	13	11,776,300	149,801	5.1
2034	493	5	9,027,300	189,096	6.5
2035	373	2	4,054,000	95,522	3.3
2036	370	6	6,385,700	120,659	4.1
2037 - 2059	1,420	28	18,261,000	417,133	14.3
Totals	10,900	336	207,520,500	$ 2,912,197	100.0 %

(1) This table sets forth the timing of remaining lease terms expirations in our portfolio (excluding rights to extend a lease at the option of the client) and their contributions to annualized contractual rent as of December 31, 2021. Leases on our multi-client properties are counted separately in the table above. This table excludes 208 vacant units.

(2) Of the 11,236 in-place leases in the portfolio, which excludes 208 vacant units, 9,639 or 85.8% were under leases that provide for increases in rents through: base rent increases tied to inflation (typically subject to ceilings), percentage rent based on a percentage of the clients' gross sales, fixed increases, or a combination of two or more of the aforementioned rent provisions.

Q4 2021 Supplemental Operating & Financial Data 29

Q4 2021 Supplemental Operating & Financial Data 30 Earnings Guidance Summarized below are approximate estimates of the key components of our 2022 earnings guidance: 2022 Guidance Net income per share $1.08 to $1.25 Real estate depreciation and impairments per share $2.83 Gains on sales of properties per share $(0.03) Normalized FFO per share (1) $3.88 to $4.05 AFFO per share (1) $3.84 to $3.97 Same store rent growth (2) ~ 1.5% Occupancy ~ 98% Cash G&A expenses (% of revenues) (3)(4) 3.5% - 4.0% Property expenses (non-reimbursable) (% of revenues) (3) 1.5% - 2.0% Income tax expenses $45 to $50 million Acquisition volume Over $5.0 billion (1) Normalized FFO per share and AFFO per share exclude merger and integration-related costs associated with our merger with VEREIT. (2) Includes rent deferred for future payment as a result of lease concessions we granted in response to the COVID-19 pandemic. (3) Revenue excludes contractually obligated reimbursements by our clients. Cash G&A excludes stock-based compensation expense. (4) G&A inclusive of stock-based compensation expense as a percentage of rental revenue, excluding reimbursements, is expected to be approximately 4.0% - 4.5% in 2022. Forward-looking statements involve known and unknown risks, which may cause our actual future results to differ materially from expected results. These risks include, among others, general economic conditions, domestic and foreign real estate conditions, client financial health, the availability of capital to finance planned growth, volatility and uncertainty in the credit markets and broader financial markets, changes in foreign currency exchange rates, property acquisitions and the timing, terms or completion of these acquisitions, uncertainties regarding whether the anticipated benefits of our merger with VEREIT, which closed on November 1, 2021, and the spin-off of the office properties to Orion Office REIT Inc. on November 12, 2021 will be achieved, charges for property impairments, the effects of the COVID-19 pandemic and the measures taken to limit its impact, the effects of pandemics or global outbreaks of contagious diseases or fear of such outbreaks, the ability of clients to adequately manage their properties and fulfill their respective lease obligations to Realty Income, the outcome of any legal proceedings to which Realty Income is a party and those additional risks and factors discussed in our reports filed with the U.S. Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of Realty Income’s current operating plans and estimates. Actual plans and operating results may differ materially from what is expressed or forecasted in this press release. Realty Income does not undertake any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Analyst Coverage

REALTY INCOME
The Monthly Dividend Company®

Equity Research

Baird	Wes Golladay	wgolladay@rwbaird.com	(216) 737-7510
Bank of America Securities	Joshua Dennerlein	joshua.dennerlein@bofa.com	(646) 855-1681
Berenberg	Nate Crossett	nate.crossett@berenberg-us.com	(646) 949-9030
BTIG	Michael Gorman	mgorman@btig.com	(212) 738-6138
Capital One	Chris Lucas	christopher.lucas@capitalone.com	(571) 633-8151
Citigroup	Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383
Edward Jones	James Shanahan	jim.shanahan@edwardjones.com	(314) 515-5292
Goldman Sachs	Caitlin Burrows	caitlin.burrows@gs.com	(212) 902-4736
Green Street	Spenser Allaway	sallaway@greenstreetadvisors.com	(949) 640-8780
Janney Montgomery Scott	Robert Stevenson	robstevenson@janney.com	(646) 840-3217
Jefferies	Linda Tsai	ltsai@jefferies.com	(212) 778-8011
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	(212) 622-6682
Ladenburg Thalmann	John Massocca	jmassocca@ladenburg.com	(212) 409-2543
Mizuho	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	(212) 205-7860
Morgan Stanley	Ronald Kamdem	ronald.kamdem@morganstanley.com	(212) 269-8319
Raymond James	RJ Milligan	rjmilligan@raymondjames.com	(727) 567-2585
RBC Capital Markets	Brad Heffern	brad.heffern@rbccm.com	(512) 708-6311
Scotiabank	Greg McGinniss	greg.mcginniss@scotiabank.com	(212) 225-6906
Stifel	Simon Yarmak	yarmaks@stifel.com	(443) 224-1345
UBS	Michael Goldsmith	michael.goldsmith@ubs.com	(212) 713-2951
Wolfe Research	Andrew Rosivach	arosivach@wolferesearch.com	(646) 582-9250

Realty Income is covered by the analysts at the firms listed above. This list may not be complete and is subject to change. Please note that any opinions, estimates or forecasts regarding Realty Income's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts of Realty Income or its management. Realty Income does not by its reference above or distribution imply, and expressly disclaims, any endorsement of or concurrence with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

Q4 2021 Supplemental Operating & Financial Data 31

Q4 2021 Supplemental Operating & Financial Data 32 Glossary T Adjusted EBITDAre. The National Association of Real Estate Investment Trusts (Nareit) came to the conclusion that a Nareit-defined EBITDA metric for real estate companies (i.e., EBITDA for real estate, or EBITDAre) would provide investors with a consistent measure to help make investment decisions among certain REITs. Our definition of “Adjusted EBITDAre” is generally consistent with the Nareit definition, other than our adjustment to remove foreign currency and derivative gains and losses (which is consistent with our previous calculations of "Adjusted EBITDAre"). We define Adjusted EBITDAre, a non-GAAP financial measure, for the most recent quarter as earnings (net income) before (i) interest expense, including non- cash loss (gain) on swaps, (ii) income and franchise taxes, (iii) loss on extinguishment of debt, (iv) real estate depreciation and amortization, (v) provisions for impairment, (vi) merger and integration-related costs, (vii) gain on sales of real estate, (viii) foreign currency and derivative gains and losses, net and (ix) our proportionate share of interest expense and real estate depreciation and amortization from unconsolidated entities. Our Adjusted EBITDAre may not be comparable to Adjusted EBITDAre reported by other companies or as defined by Nareit, and other companies may interpret or define Adjusted EBITDAre differently than we do. Management believes Adjusted EBITDAre to be a meaningful measure of a REIT’s performance because it is widely followed by industry analysts, lenders and investors. Management also believes the use of an annualized quarterly Adjusted EBITDAre metric is meaningful because it represents our current earnings run rate for the period presented. The ratio of our total debt to our annualized quarterly Adjusted EBITDAre is also used to determine vesting of performance share awards granted to our executive officers. Adjusted EBITDAre should be considered along with, but not as an alternative to, net income as a measure of our operating performance. Adjusted Funds From Operations (AFFO), a non-GAAP financial measure, is defined as FFO adjusted for unique revenue and expense items, which we believe are not as pertinent to the measurement of our ongoing operating performance. Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution). We believe AFFO provides useful information to investors because it is a widely accepted industry measure of the operating performance of real estate companies that is used by industry analysts and investors who look at and compare those companies. In particular, AFFO provides an additional measure to compare the operating performance of different REITs without having to account for differing depreciation assumptions and other unique revenue and expense items which are not pertinent to measuring a particular company’s ongoing operating performance. Therefore, we believe that AFFO is an appropriate supplemental performance metric, and that the most appropriate GAAP performance metric to which AFFO should be reconciled is net income available to common stockholders. Annualized Pro Forma Adjusted EBITDAre, a non-GAAP financial measure, is defined as Adjusted EBITDAre including adjustments to incorporate operating income from properties we acquired or stabilized during the applicable quarter and to remove operating income from properties we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable quarter. The pro forma adjustments are consistent with the debt service coverage ratio calculated under financial covenants for our senior unsecured notes and bonds. See page 15 for further information regarding our debt covenants. Funds From Operations (FFO), a non-GAAP financial measure, consistent with the Nareit’s definition, is net income available to common stockholders, plus depreciation and amortization of real estate assets, plus provisions for impairments of depreciable real estate assets, and reduced by gains on property sales. Presentation of the information regarding FFO and AFFO (described on pages 7 and 8) is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and AFFO in the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to reviewing our cash flows from operating, investing, and financing activities. In addition, FFO and AFFO should not be considered as measures of liquidity, of our ability to make cash distributions, or of our ability to pay interest payments. We consider FFO to be an appropriate supplemental measure of a REIT’s operating performance as it is based on a net income analysis of property portfolio performance that adds back items such as depreciation and impairments for FFO. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT using historical accounting for depreciation could be less informative. The use of FFO is recommended by the REIT industry as a supplemental performance measure. In addition, FFO is used as a measure of our compliance with the financial covenants of our credit facility.

Q4 2021 Supplemental Operating & Financial Data 33 Glossary (Cont'd) Initial Weighted Average Cash Lease Yield (acquisitions) is computed as contractual cash net operating income for the first twelve months following the acquisition date, divided by the total cost of the property (including all expenses borne by us). Investment Grade Clients are our clients with a credit rating, and our clients that are subsidiaries or affiliates of companies with a credit rating, as of the balance sheet date, of Baa3/BBB- or higher from one of the three major rating agencies (Moody’s/S&P/Fitch). Net Cash Capitalization Rates (dispositions) are computed as annualized current month contractual cash net operating income, divided by the net proceeds received upon sale of the property (including all expenses borne by us). Net Debt/Annualized Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt per our consolidated balance sheet, excluding deferred financing costs and net premiums and discounts, but including our proportionate share on debt from unconsolidated entities, less cash and cash equivalents), divided by annualized quarterly Adjusted EBITDAre. Net Debt/Annualized Pro Forma Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt per our consolidated balance sheet, excluding deferred financing costs and net premiums and discounts, but including our proportionate share on debt from unconsolidated entities, less cash and cash equivalents), divided by annualized Pro Forma Adjusted EBITDAre. Normalized Funds from Operations Available to Common Stockholders (Normalized FFO), a non-GAAP financial measure, is FFO excluding merger and integration-related costs related to our Mergers with VEREIT. Same Store Pool, for purposes of determining the properties used to calculate our same store rental revenue, includes all properties that we owned for the entire year-to-date period, for both the current and prior year except for properties during the current or prior year that were: (i) vacant at any time, (ii) under development or redevelopment, or (iii) involved in eminent domain and rent was reduced. Same Store Rental Revenue excludes straight-line rent, the amortization of above and below-market leases, and reimbursements from clients for recoverable real estate taxes and operating expenses. For purposes of comparability, same store rental revenue is presented on a constant currency basis by applying the exchange rate as of the balance sheet date to base currency rental revenue. Total Portfolio Annualized Contractual Rent is the monthly aggregate cash amount charged to clients, inclusive of monthly base rent receivables, as of the balance sheet date, multiplied by 12, excluding percentage rent. We believe total portfolio annualized contractual rent is a useful supplemental operating measure, as it excludes properties that were no longer owned at the balance sheet date and includes the annualized rent from properties acquired during the quarter. Total portfolio annualized contractual rent has not been reduced to reflect reserves recorded as reductions to GAAP rental revenue in the periods presented. Total portfolio annualized contractual rent excludes unconsolidated entities.